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                                                                   EXHIBIT 10.24

[BANC OF AMERICA LOGO]


                                                                  Lease Number
Banc of America Leasing & Capital, LLC      Lease Agreement       03834 - 00400
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THIS LEASE AGREEMENT (this "Agreement") dated as of July 01, 2002 between BANC
OF AMERICA LEASING & CAPITAL, LLC ("Lessor"), a Delaware Limited Liability Company having an office at 2059 Northlake Parkway, 4 South, Tucker, GA 30084, and TRIPATH IMAGING, INC. ("Lessee"), a Delaware corporation, having its chief executive office at 780 Plantation Drive, Burlington, North Carolina 27215.

1. LEASE AGREEMENT; SCHEDULES; TITLE. Subject to the terms and conditions hereof, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the items of personal property (collectively with all attachments and accessories thereto, the "Units") described in one or more schedules (each, a "Schedule"; each Schedule, together with this Agreement as it pertains thereto, a "Lease") which incorporate by reference this Agreement. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. Upon delivery and acceptance by Lessee of each Unit, Lessee shall execute and deliver the Schedule relating to the Unit, with all information required on the Schedule fully completed, identifying and accepting the Unit. Lessee hereby assigns to Lessor all of Lessee's interest in any purchase orders, invoices or other contracts of sale with respect to the Units provided that Lessor assumes no obligations under such agreements other than the obligation to pay for the Units if Lessee has complied with the terms of this Agreement. Lessee hereby conveys whatever right, title and interest it may have in the Units to the Lessor hereunder.

2. TERM OF LEASE; RENTALS. The lease term with respect to any Unit shall consist of an "Interim Term" (if any) and a "Base Term" as specified in the Schedule covering such Unit. Lessee shall pay rent for the Interim Term ("Interim Rent") and for the Base Term ("Base Rent") as specified in the applicable Schedule.

3. NET LEASE; DISCLAIMER OF WARRANTIES. EACH LEASE IS A NET LEASE. ALL COSTS, EXPENSES AND OTHER LIABILITIES ASSOCIATED WITH THE UNITS SHALL BE BORNE SOLELY BY LESSEE. LESSEE'S OBLIGATION TO PAY RENT AND ALL OTHER OBLIGATIONS UNDER ANY LEASE ARE ABSOLUTE AND UNCONDITIONAL, AND NOT SUBJECT TO ANY ABATEMENT, DEFERMENT, REDUCTION, SETOFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT FOR ANY REASON WHATSOEVER. NO LEASE SHALL TERMINATE, EXCEPT AS EXPRESSLY PROVIDED HEREIN, NOR SHALL THE OBLIGATIONS OF LESSEE BE AFFECTED, BY REASON OF ANY DEFECT OR DAMAGE TO, OR ANY DESTRUCTION, LOSS, THEFT, FORFEITURE, GOVERNMENTAL REQUISITION OR OBSOLESCENCE OF ANY UNIT, REGARDLESS OF CAUSE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MERCHANT OR MANUFACTURER, OR AGENT OF ANY SUCH PERSON, OR ENGAGED IN THE SALE OR DISTRIBUTION OF THE UNITS, AND HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, PERFORMANCE, CONDITION, FITNESS OR SUITABILITY FOR LESSEE'S PURPOSES OF ANY OF THE UNITS, OR MAKE ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE UNITS. LESSOR SHALL NOT BE LIABLE TO LESSEE FOR, NOR SHALL LESSEE'S OBLIGATIONS UNDER ANY LEASE BE AFFECTED BY, ANY LOSS, CLAIM, LIABILITY, COST, DAMAGE OR EXPENSE OF ANY KIND CAUSED, OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY UNIT, OR BY ANY INADEQUACY OF THE UNIT FOR ANY PURPOSE, OR BY ANY DEFECT IN, THE USE OR MAINTENANCE OF, ANY REPAIRS, SERVICING OR ADJUSTMENTS OF, OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE OF, ANY UNIT, OR ANY LOSS OF BUSINESS, PROFITS, CONSEQUENTIAL OR OTHER DAMAGE OF ANY NATURE. Lessor hereby transfers and assigns to Lessee, to the extent allowable by law, for and during the lease term of each Schedule, a non-exclusive interest in the Unit warranties, if any, of the manufacturer, and hereby authorizes Lessee, when there exists no Event of Default, to enforce such warranties and to obtain at its own expense the customary services furnished by the manufacturer in connection with the Units.

4. USE, MAINTENANCE, LOCATION. Lessee shall use, operate, protect and maintain the Units in good operating order, repair, condition and appearance, and in compliance with all applicable insurance policies, laws, ordinances, rules, regulations and manufacturer's recommended procedures, and shall maintain comprehensive records regarding the Units. The Units shall be used solely for commercial or business purposes, and not for any consumer, personal, home, or family purpose, and shall not be abandoned. Lessee shall not, through modifications, alterations or otherwise, impair the value or originally intended function of any Unit without Lessor's prior consent. Any replacement or substitution of parts, improvements, upgrades, or additions to the Units made by Lessee shall become and remain the property of Lessor and subject to the Lease, except that if no Event of Default exists, Lessee may at its expense remove improvements or additions provided by Lessee that can be readily removed without impairing the value and function of the Unit. If requested by Lessor, Lessee shall cause each Unit to be plainly marked to disclose Lessor's ownership, as specified by Lessor. Lessee shall not change the location or base of any Unit specified in its Schedule without Lessor's prior consent. Lessee shall notify Lessor at least 30 days before changing the location of its chief executive office.

5. LOSS AND DAMAGE. Lessee assumes all risk of, and shall promptly notify Lessor of any occurrence of, any damage to or loss, theft, confiscation, or destruction of (together, "Casualty") each Unit from any cause whatsoever from the date the Unit is shipped by the vendor or manufacturer or otherwise made available to Lessee ("Shipment Date"). If any Unit suffers a Casualty from the Shipment Date until the


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Acceptance Date (as defined in the applicable Schedule), Lessee shall pay
Lessor any sum required to be paid under any Progress Payment Agreement entered into between Lessor and Lessee in relation to such Unit. If any Unit suffers a Casualty on or after its Acceptance Date, Lessee shall, if the Casualty is damage that is reparable in the judgment of Lessor, at its own expense promptly place the same in good repair, condition or working order, and, if the Unit is lost, stolen, confiscated, destroyed or damaged beyond repair ("Total Loss"), on the rent payment date following such occurrence (or, if none, within 30 days) pay Lessor the Stipulated Loss Value (as defined in the applicable Schedule) therefor, together with all other amounts owing under the Lease with respect to the Unit. Upon such payment, (a) the Lease of the Unit shall terminate and Lessor thereupon shall become entitled to possession of the Unit and (b) Lessee shall become entitled to proceeds of insurance maintained by Lessee to the extent of such payment, any excess proceeds to be retained by Lessor. If less than all Units in the applicable Schedule suffer Total Loss, the remaining Base Rent under the Schedule shall be reduced as reasonably calculated by Lessor and notified to Lessee.

6. INSURANCE. Lessee, at its own expense, shall keep each Unit insured against all risks for the value of the Unit, and in no event for less than the Stipulated Loss Value of the Unit, and shall maintain public liability insurance against such risks and for such amounts as Lessor may require. All such insurance shall be in such form and with such companies as Lessor shall approve, shall specify Lessor and Lessee as insureds and shall provide that such insurance may not be canceled as to Lessor or altered in any way that would affect the interest of Lessor without at least 30 days' prior written notice to Lessor (10 days' in the case of nonpayment of premium). All insurance shall be primary, without right of contribution from any other insurance carried by Lessor, shall contain waiver of subrogation and "breach of warranty" provisions satisfactory to Lessor, shall provide that all amounts payable by reason of loss or damage to the Units shall be payable solely to Lessor, unless Lessor otherwise agrees, and shall contain such other endorsements as Lessor may reasonably require. Lessee shall provide Lessor with evidence satisfactory to Lessor of the required insurance upon the execution of any Schedule and promptly upon any renewal of any required policy.

7. INDEMNITIES. (a) General Indemnity. Lessee shall indemnify, on an after-tax basis, Lessor, its successors and assigns, and their respective officers, directors, employees, agents and affiliates ("Indemnified Persons") against all claims, liabilities, losses and expenses whatsoever (except those directly and primarily caused by the Indemnified Person's gross negligence or willful misconduct), including reasonable attorneys' fees and allocated costs of internal counsel (together, "Attorney Costs"), in any way relating to or arising out of this Agreement, the Units or the Leases at any time, or the ordering, acquisition, rejection, installation, possession, maintenance, use, ownership, condition, destruction, return, or disposition of the Units, including such matters based in negligence and strict liability in tort, environmental liability, statutory liability, or infringement or Lessee's breach of any representation, warranty or covenant contained herein or any other agreement related hereto.

(b) General Tax Indemnity. Lessee shall pay or reimburse Lessor and its successors and assigns on demand for, and indemnify and hold Lessor harmless from, on an after-tax basis, all taxes, assessments, fees and other governmental charges paid or required to be paid by Lessor or Lessee in any way arising out of or related to the Units or the Leases, before, during or after the lease term, including foreign, Federal, state, county and municipal fees, taxes and assessments, and property, value-added, sales, use, gross receipts, excise, stamp and documentary taxes, and all related penalties, fines, additions to tax and interest charges (together, "Impositions"), excluding only Federal and state taxes based on Lessor's net income unless such taxes are in lieu of any Imposition Lessee would otherwise be required to pay hereunder. Lessee shall timely pay any Imposition for which Lessee is primarily responsible under law and any other Imposition not payable or not paid by Lessor, but Lessee shall have no obligation to pay any such Imposition that Lessee is contesting in good faith and by appropriate legal proceedings, the nonpayment of which does not, in the opinion of Lessor, result in a material risk of adverse effect on the title, property, use, disposition or other rights of Lessor with respect to the Units. Lessee shall furnish on Lessor's request proof of payment of any Imposition paid by Lessee.

(c) Special Tax Indemnity. (i) All references to "Lessor" in this Section 7(c) shall include (A) Lessor's successors and assigns, and (B) each member of the affiliated group of corporations, as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which Lessor or such successor or assign is at any time a member.

         (ii) Lessor shall be treated for Federal, state and local income tax purposes as the owner of the Units and shall be entitled to take into account in computing its income tax liabilities all items of income, deduction (including depreciation consistent with Lessee's representation in the applicable Schedule), credit, gain or loss relating to ownership of the Units as are provided to owners of similar equipment under the Code and applicable state and local tax laws as in effect on the Acceptance Date of such Units (collectively, the "Tax Benefits").

         (iii) If (A) Lessor loses, is delayed in claiming, is required to recapture (other than in connection with a sale of the Unit following the end of the lease term, provided Lessee is not then in default), is not allowed or does not claim as a result of a written opinion of Lessor tax counsel to the effect that Lessor's claiming of such Tax Benefits probably would not be upheld by a court if the matter were litigated (that is, that the chances of a finding against Lessor are at least as great as the chances of a finding in favor of Lessor) all or any portion of any Tax Benefits, under any circumstances, at any time and for any reason, or (B) Lessor is required under Section 467 of the Code or otherwise to include in its gross income with respect to any Lease or Unit any amount at any time other than rentals and


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         other amounts as and when accrued in accordance with the express terms of the Lease (together, "Tax Loss"), then, upon Lessor's demand and at Lessor's option, either: (x) all further rental payments with respect to such Unit, if any, shall be increased by an amount, or (y) Lessee shall pay to Lessor a lump sum amount, which shall in either case maintain the net economic after-tax yield, cash-flow and rate of return Lessor originally anticipated, based on an assumed combined Federal, state and local income tax rate for Lessor of 38.20% and other assumptions originally used by Lessor in evaluating the transaction and setting the rental therefor and the other terms thereof. Lessee shall also pay to Lessor on demand all interest, costs (including Attorney Costs), penalties and additions to tax associated with the Tax Loss.

         (iv) Lessee shall be under no obligation to make a payment under the preceding paragraph (iii) relating to a Tax Loss to the extent that the Tax Loss is caused by Lessor's failure to have sufficient taxable income to benefit from any Tax Benefits. Lessor shall have no obligation to contest any Tax Loss.

8. RETURN; EXTENSIONS; PURCHASES. (a) Upon any termination or expiration of the lease term with respect to any Unit, Lessee shall, at its own expense, prepare and adequately protect the Unit for shipment and either surrender it to Lessor in place or, if instructed by Lessor, ship the Unit to Lessor, freight and insurance pre-paid, at a place reasonably designated by Lessor, in the condition required under Section 4 hereof and under the applicable Schedule, and able to be put into immediate service and to perform at manufacturer's rated levels (if any), together with all related manuals, documents and records. If Lessee does not so surrender or return a Unit to Lessor, in addition to all other rights and remedies available, at Lessor's election, such Unit shall continue to be subject to all the terms and conditions of the Lease, with rent and other charges continuing to accrue and be payable under the Lease with respect to such Unit until it is so surrendered or returned to Lessor, except that Base Rent shall accrue, payable on demand, at the rate of 150% of the rate applicable in the last period for which Base Rent was payable.

(b) Except as set forth in the applicable Schedule, Lessee has no right to extend any Lease or purchase any Unit.

9. LESSEE REPRESENTATIONS AND AGREEMENTS. (a) Lessee represents, warrants and agrees as follows: Lessee is duly organized and is in good standing in all jurisdictions where legally required in order to carry on its business, has duly authorized the execution, delivery and performance of this Agreement, each Schedule and all other documents contemplated hereby, which are, or upon signing, will be binding on Lessee, do not and will not contravene any other instrument or agreement to which Lessee is party and there is no pending litigation, tax claim, proceeding or dispute that may adversely affect Lessee's financial condition or impair its ability to perform its obligation under the terms of this Agreement.

(b) Letter Of Credit. As additional security for the payment and performance of Lessee's obligations to Lessor hereunder, Lessee shall provide Lessor with an irrevocable transferable standby letter of credit in the amount of $1,500,000.00 (the "Letter of Credit"), issued by a banking institution acceptable at all times to Lessor (in Lessor's sole discretion), for the benefit of Lessor. The Letter of Credit shall support all Lessee's obligations hereunder, shall be in form and substance fully satisfactory to Lessor, and shall be delivered to Lessor at or before the time of delivery of this Agreement. Such Letter of Credit is to be non-cancelable and irrevocable while any obligations hereunder remain unpaid. In addition to the Events of Default defined herein, an Event of Default shall have occurred if (i) Lessor receives a notice of cancellation of (or intent to cancel) the Letter of Credit, or (ii) at least ninety (90) days prior to the expiration of the Letter of Credit (unless the Letter of Credit expires on or subsequent to the final day of the Base Term with respect to all Leases hereunder), Lessor has not received confirmation that the Letter of Credit will be renewed, extended, or replaced by a substantially identical letter of credit issued by a banking institution satisfactory to Lessor in its sole discretion, entitling Lessor to draw on the Letter of Credit and to exercise any and all remedies and rights available to Lessor under this Agreement, any Lease, or otherwise. Lessor may in its discretion apply all or part of any proceeds from such Letter of Credit (or any replacement thereof) to any of Lessee's unperformed obligations, whereupon Lessee shall immediately provide a substantially identical letter of credit, issued by a banking institution satisfactory to Lessor in Lessor's sole discretion, effective for the remainder of the Base Term with respect to all Leases hereunder (including any renewal).

10. PERSONAL PROPERTY. The Units shall remain personal property at all times, notwithstanding the manner in which they may be attached or affixed to realty, and title shall at all times continue in Lessor. Lessee shall obtain and record such instruments and take such steps as may be necessary (a) to prevent any person from acquiring any right or lien in or on any Unit, whether by reason of such Unit being deemed to be attached to real or other property, or otherwise, and (b) to ensure Lessor's right of access to and removal of the Unit, in accordance with the Lease.

11. DEFAULT AND REMEDIES. (a) Each of the following is an "Event of Default" hereunder and under any and all Leases then in effect: (1) Lessee fails to pay within five days of the day when due any installment of rent or other sum owing by Lessee under any Lease; (2) Lessee fails to maintain insurance in respect of any Unit as required herein, or sells, leases, subleases, assigns, conveys, encumbers or suffers to exist any lien or charge against, any Unit without Lessor's prior consent, or any Unit is subjected to levy, seizure or attachment; (3) Lessee fails to perform and comply with any other covenant or obligation under any Lease, or any progress payment, assignment, security or other agreement related to any Lease or Unit (together, "Related Agreements") and, if curable, such failure continues for 30 days after written notice thereof by Lessor to Lessee, (4) any representation, warranty or other written statement made to Lessor in


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connection with this Agreement, any Lease, Related Agreement, or any guaranty, by Lessee or any person providing such guaranty ("Guarantor"), including financial statements, proves to have been incorrect in any material respect when made; (5) Lessee (x) enters into any merger or consolidation with, or sells or transfers all, substantially all or any substantial portion of its assets to, or enters into any partnership or joint venture other than in the ordinary course of business with, any entity, (y) dissolves, liquidates or ceases or suspends the conduct of business, or ceases to maintain its existence, or (z) enters into or suffers any transaction or series of transactions as a result of which Lessee is directly or indirectly controlled by persons or entities not affiliates of Lessee as of the date of this Agreement; (6) Lessee undertakes any general assignment for the benefit of creditors or commences any voluntary case or proceeding for relief under the Bankruptcy Code, or any other law for the relief of debtors, or takes any action to authorize or implement any of the foregoing; (7) the filing of any petition or application against Lessee under any law for the relief of debtors, including proceedings under the Bankruptcy Code, or for the subjection of property of Lessee to the control of any court, receiver or agency for the benefit of creditors if such petition or application is consented to by Lessee or not dismissed within 60 days from the date of filing; (8) any payment default or other event of default occurs under any other bilateral or multi-lateral lease, or credit, or other agreement or instrument to which Lessee and Lessor or any affiliate of Lessor are now or hereafter party; (9) any payment default or other event of default occurs under any other lease, or credit, or other agreement or instrument or any combination thereof to which Lessee is now or hereafter party and under which there is outstanding (on a present value basis for all future rent, in the case of leases), owing or committed an aggregate amount greater than ss.$100,000.00; (10) the repudiation of or breach or default under any guaranty relating to any Lease; (11) the occurrence of any event described in clauses (5), (6), (7), (8) or (9) of this Section with reference to "any Guarantor" in lieu of "Lessee", or any Guarantor dies; or (12) failure to perform and observe the covenants in Section 9(b).

(b) Upon the occurrence of an Event of Default and in addition to all other rights and remedies provided herein or under law, all of which rights and remedies are cumulative and not exclusive, Lessor may: (i) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants under any or all Leases, or
(ii) terminate any and all Leases, repossess the Units, and recover direct, incidental, consequential and other damages for the breach thereof and, at its election, dispose of the Units by lease, sale or otherwise, and pursue any and all other remedies provided upon breach of personal property leases under the Uniform Commercial Code of the state specified in Section 16(k) of this Agreement (whether or not otherwise applicable) or as provided by other applicable law. Lessor may recover from Lessee all Attorney Costs in the amount of 15% of all amounts due on or after the time of such breach or default (but not to exceed the amount actually incurred). To determine any present value quantity for purposes of this Section, the applicable discount rate shall be the then-current bond-equivalent yield per annum for United States Government Treasury obligations of maturity corresponding to the weighted average life, rounded to the second decimal place, of the discounted payment stream (or, if no maturity exactly corresponds to such rounded weighted average life, the discount rate shall be interpolated from the yields of the two most closely corresponding published maturities). In the alternative, at its election, Lessor may enforce as liquidated damages and not as a penalty, payment of an amount equal to all accrued and unpaid rent plus the Stipulated Loss Value of any and all Units.

(c) The exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy otherwise available. To the extent permitted by applicable law, Lessee waives any right to require Lessor to sell, release or otherwise use or dispose of any Units or otherwise mitigate Lessor's damages, or that may otherwise limit or modify any of Lessor's rights or remedies.

12. ASSIGNMENT, ETC. (a) Lessor (and any subsequent assignee) may assign or transfer any or all of Lessor's interest in any Lease, Unit or the rentals therefrom without notice to Lessee. Lessee agrees that the rights of any assignee shall not be affected by any breach or default of Lessor or of any prior assignee. Lessee further agrees that (i) no such assignee shall be required to assume any of the obligations of Lessor under any Lease except the obligation in respect of the application of any insurance monies received by such assignee as provided above, and the obligation of non-interference as provided below, and (ii) any assignee expressly assuming the obligations of Lessor shall thereupon be responsible for Lessor's duties under the applicable Lease accruing after any such assignment and Lessor shall be released from such duties. Lessor may disclose to any potential or actual assignee or transferee any information regarding Lessee, any Guarantor and their affiliates.

(B) LESSEE SHALL NOT ASSIGN, PLEDGE, HYPOTHECATE OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LEASE, OR ENTER INTO ANY SUBLEASE OF ANY UNIT, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT.

13. FINANCIAL AND OTHER DATA. (a) During the term of any Lease, Lessee shall (i) maintain books and records in accordance with generally accepted accounting principles ("GAAP") and prudent business practice, (ii) promptly and in no event later than 120 days after each fiscal year end furnish Lessor annual audited financial statements of Lessee and of any Guarantor, prepared in accordance with GAAP consistently applied, together with an unqualified opinion of an independent auditor, and (iii) at Lessor's request, furnish Lessor all other financial information and reports reasonably requested by Lessor at any time, including quarterly or other interim financial statements of Lessee and of any Guarantor. Lessee shall furnish such other information as Lessor may reasonably request at any time concerning Lessee, any Guarantor and their respective affairs, or any Unit. Lessee shall promptly notify Lessor of any Event of Default or event or circumstance which, with notice, lapse of time or both, would be an Event of Default.

(b) Lessee represents and warrants that all information furnished and to be furnished by Lessee or any Guarantor to Lessor is accurate, and


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that all financial statements Lessee or any Guarantor has furnished and hereafter may furnish to Lessor reasonably reflect and will reflect, as of their respective dates, results of the operations and the financial condition of Lessee, such Guarantor or any other entity they purport to cover.

(c) Credit and other information regarding Lessee, any Guarantor or their affiliates may be shared by Lessor with its affiliates and agents.

14. INSPECTION; NON-INTERFERENCE. (a) Lessor, its agents and employees shall have the right to enter any property where any Unit is located and inspect any Unit, together with its related books and records, at any reasonable time. Such right shall not impose any obligation on Lessor.

(b) So long as no Event of Default exists, Lessor shall not and each direct or indirect assignee or transferee of Lessor agrees that it shall not, interfere with the rights of use and enjoyment of the Units by Lessee.

15. OTHER CHARGES; APPLICATION. If Lessee fails to pay within ten days of the date due any amount of regularly scheduled Interim Rent or Base Rent, Lessee shall pay a late charge equal to five percent (5%) of the amount not timely paid. Lessee shall pay interest at the per annum rate equal to the lesser of (a) 15% or (b) the highest rate permitted by applicable law ("Default Rate") on (i) any sum other than regularly scheduled Interim Rent and Base Rent owing under any Lease and not paid when due, and (ii) any amount required to be paid upon termination of any Lease under Section 11 hereof. Payments received under any Lease will be applied, first, to interest, fees and other amounts owing, other than Interim Rent or Base Rent, then to Interim Rent or Base Rent, in order of Acceptance Date.

16. MISCELLANEOUS. (a) Each Lease is and is intended to be a lease of personal property for commercial and federal income tax purposes, and Lessee does not acquire any right, title or interest in or to the Units, except the right to use the same under the conditions of the applicable Lease. Lessee waives any right to assert any lien or security interest on the Units in Lessee's possession or control for any reason.

(b)      Lessee's indemnity and reimbursement obligations, including under
Section 7, shall survive the termination or cancellation of any Lease or this Agreement.

(c) At Lessor's request, Lessee shall execute, deliver, file, and record such financing statements and other documents, agreements and instruments as Lessor shall deem necessary or advisable to protect Lessor's interest in the Units and to effectuate the purposes of any Lease and the Related Agreements. Lessee hereby irrevocably appoints Lessor as Lessee's agent and attorney-in-fact for Lessee, coupled with an interest, (i) to execute, deliver, file, or record any such item, and to take such action for Lessee and in Lessee's name, place and stead, and (ii) to enforce claims relating to the Units against insurers, vendors, and other persons, and to make, adjust, compromise, settle and receive payment under such claims; without any obligation to do so.

(d)      Time is of the essence.

(e) The invalidity of any portion of this Agreement, any Schedule or Related Agreement shall not affect the force and effect of the remaining valid portions thereof. The term "including" is not limiting. The term "affiliate" includes any entity controlling, controlled by or under common control with the referent entity; "control" includes the ownership of 25% or more of the voting stock of any entity. The term "guaranty" includes any guaranty, surety instrument, indemnity, "keep-well" agreement or other instrument or arrangement providing third party credit support to Lessor relating to any Lease or Unit.

(f) This Agreement, the Schedules, any approval letter by Lessor in relation hereto and any replacement or successor letter thereto (together, the "Approval Letter") and the Related Agreements, constitute the entire agreement between the parties with respect to the leasing of the Units. Any amendment to such documents must be made in writing and signed by the parties hereto or thereto. Such documents may be executed in one or more counterparts. Where multiple counterpart originals of any Schedule exist, only the counterpart marked "Lessor's Copy" shall be deemed chattel paper and evidence a monetary obligation of Lessee.

(g) All demands, notices, requests, consents, waivers and other communications under this Agreement, any Lease, any Approval Letter or any Related Agreement shall be in writing and shall be deemed to have been duly given when received, personally delivered or three business days after being deposited in the mail, first class postage prepaid, or the business day after delivery to an express carrier, charges prepaid, or when sent by facsimile transmission or electronic mail (with electronic confirmation of receipt), addressed to each party at the address, electronic mail address or fax number set forth below the signature of such party on the signature page, or at such other address or fax number as may hereafter be furnished in writing by such party to the other.

(h) (i) To secure the payment and performance of its obligations under the Lease relating to such Unit and the repayment of any advances, with interest and fees, made by Lessor on account of the Unit, and (ii) as a separate grant of security, to secure the payment and performance of its obligations under all other Leases and all other lease, loan or other obligations owing by Lessee to Lessor, in each case,


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now existing or hereafter arising, Lessee hereby grants to Lessor a security interest in all of Lessee's right, title and interest in and to each Unit, together with (A) all attachments, accessories and accessions to, substitutions and replacements for, and products of, the Unit, (B) all rights to chattel paper arising from the Unit, (C) all insurance, warranty and other claims against third parties with respect to the Unit (including claims for rent upon any lease of the Unit), (D) all software and other intellectual property rights used or useful in connection therewith, (E) all proceeds of any of the foregoing, including insurance proceeds, and (F) all books and records regarding the foregoing, in each case, now existing or hereafter arising.

(i) To the extent permitted by applicable law, this is a "finance lease" under the Article of the Uniform Commercial Code governing personal property leases. Lessee waives any right (i) to cancel or repudiate any Lease, (ii) to reject or revoke acceptance of any Unit, and (iii) to recover from Lessor any general or consequential damages, for any reason whatsoever.

(j) To the extent specified in any Approval Letter, Lessee shall reimburse Lessor upon demand for costs and expenses incurred by Lessor in connection with the execution and delivery of this Agreement and the other documents contemplated hereby. Lessee shall reimburse Lessor on demand for all costs and expenses, including Attorney Costs, incurred in connection with any amendment of any Lease or related document requested by Lessee, or any waiver.

(K) THIS AGREEMENT, EACH SCHEDULE AND (UNLESS OTHERWISE SPECIFIED THEREIN) THE RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF GEORGIA, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF WHICH, AND THE FEDERAL COURTS LOCATED THEREIN, THE PARTIES HERETO SUBMIT.

(L) LESSOR AND LESSEE EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER HOWEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY LEASE OR THE UNITS.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first above written.


Banc of America Leasing                      TriPath Imaging, Inc.
   & Capital, LLC (Lessor)                      (Lessee)


By: /s/ Carol Jones                          By: /s/ James D. Everhart
   -------------------------------------        -------------------------------
Printed Name: Carol Jones                    Printed Name: James D. Everhart
Title: Vice President                        Title: Director of Finance and
Address: 2059 Northlake Parkway, 4 South            Treasurer
         Tucker, Georgia 30084               Address: 1111 Huffman Mill Rd
Facsimile: (770)270-8454                              Burlington, NC 27215
                                             Facsimile: (336) 290-8707